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As filed with the U.S. Securities and Exchange Commission on October 5, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TransAlta Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada (Province or Other Jurisdiction of Incorporation or Organization)	Not Applicable (Primary Standard Industrial Classification Code Number (if Applicable))	Not Applicable (I.R.S. Employer Identification No. (if Applicable))

110-12th Avenue S.W., Calgary, Alberta, Canada T2R 0G7 (403) 267-7110
(Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (212) 894-8700
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of
Agent For Service in the United States)

Copies to:

Maryse C. St.-Laurent TransAlta Corporation Box 1900, Station "M" 110-12th Avenue S.W. Calgary, Alberta Canada T2P 2M1 (403) 267-7110	Michael J. Bennett McCarthy Tétrault LLP Suite 3300, 421-7th Avenue S.W. Calgary, Alberta Canada T2P 4K9 (403) 260-3657	Robert A. Zuccaro Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal Jurisdiction Regulating This Offering (if Applicable))

        It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon the filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below).
	1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).
	2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☒	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (1)(3)

Common Shares(2)
First Preferred Shares
Debt Securities
Warrants

Total	$1,000,000,000			$107,000

        Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to registration statement no. 333-87762 previously filed by the registrant on Form F-10 and declared effective on May 16, 2002. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to registration statement no. 333-87762, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act

(1)
Estimated solely for the purpose of calculating the amount of the registration fee. There are being registered under this registration statement such indeterminate number of common shares of the Registrant, such indeterminate number of first preferred shares of the Registrant, such indeterminate principal amount of debt securities of the Registrant and such indeterminate number of warrants of the Registrant as shall have an aggregate initial offering price not to exceed $1,000,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $1,000,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement. The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $1,000,000,000. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to $600,000,000 of securities previously registered pursuant to registration statement no. 333-117408 filed by the registrant on Form F-10, for which a filing fee of $76,020 was paid at the time such registration statement was originally filed. In accordance with Rule 457(p), the balance of $30,980 is being paid in connection with the filing of this registration statement.

(2)
Includes associated common share purchase rights.

(3)
Calculated pursuant to Section 6(b) of the Securities Act and Rule 457(o).

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

I-1

Subject to completion, dated October 5, 2006

Base Shelf Prospectus

TRANSALTA CORPORATION
US$1,000,000,000

Common Shares
First Preferred Shares
Debt Securities
Warrants

        We may from time to time offer our common shares, first preferred shares, debt securities or warrants to purchase common shares, first preferred shares, debt securities or other securities (collectively, the "Securities"), up to an aggregate initial offering price of US$1,000,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities) during the 25 month period that this base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This offering is made by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and are subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement (as defined herein). You should read the tax discussion under "Certain Income Tax Considerations" and in any applicable Prospectus Supplement.

        The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that most of its officers and directors are residents of Canada, that some of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

        The specific terms of any offering of Securities will be set forth in a shelf prospectus supplement (a"Prospectus Supplement") including, where applicable: (i) in the case of common shares, the number of shares offered and the offering price; (ii) in the case of first preferred shares, the designation of the particular series, the number of shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the first preferred shares; (iii) in the case of debt securities, the designation, any limit on the aggregate principal amount, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities; and (iv) in the case of warrants, the designation, number and terms of the common shares, first preferred shares, debt securities or other securities purchasable upon exercise of the warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the warrants are issued and any other specific terms of the warrants. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

        Our common shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "TAC" and on the Toronto Stock Exchange under the symbol "TA". There is currently no market through which the first preferred shares, debt securities or warrants to purchase common shares, first preferred shares, debt securities or other securities may be sold and purchasers may not be able to resell such securities issued under this Prospectus.

        We may sell the Securities to or through underwriters or dealers purchasing as principals, directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of offering of such Securities.

The date of this Prospectus is                       , 2006

ABOUT THIS PROSPECTUS

        In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. "U.S. dollars" or "US$" means lawful currency of the United States. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using Canadian GAAP. "U.S. GAAP" means generally accepted accounting principles in the United States. For a discussion of the principal differences between our financial information as calculated under Canadian GAAP and under U.S. GAAP, you should refer to note 25 of our consolidated annual financial statements and the U.S. GAAP reconciliation to our unaudited consolidated interim financial statements incorporated by reference into this Prospectus. Except as set forth under "Description of Debt Securities", and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "TransAlta", the "Corporation", "we", "us" and "our" mean TransAlta Corporation and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

        This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference" and "Certain Available Information".

        You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents of the Corporation, filed with the Alberta Securities Commission and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Prospectus:

  (a)
  consolidated annual financial statements and auditors' report for the years ended December 31, 2005 and 2004;

  (b)
  management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2005 ("Annual MD&A");

  (c)
  annual information form (the "Annual Information Form") dated March 22, 2006 for the year ended December 31, 2005;

  (d)
  management proxy circular (the "Proxy Circular") dated March 10, 2006 prepared in connection with the Corporation's annual meeting of shareholders held on April 27, 2006 (excluding the sections entitled "Report on Executive Compensation", "Comparative Shareholder Return" and "Corporate Governance", which shall be deemed not to be incorporated by reference in this Prospectus);

  (e)
  unaudited consolidated interim financial statements for the three and six month periods ended June 30, 2006 and 2005; and

  (f)
  management's interim discussion and analysis of the financial condition and results of operations for the three and six month periods ended June 30, 2006.

        Any documents of the type referred to above, material change reports (excluding confidential material change reports), reconciliations to U.S. GAAP of any financial statements of the Corporation and business acquisition reports subsequently filed by the Corporation with the Alberta Securities Commission after the date of this Prospectus and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com. In addition, any similar documents filed on Form 6-K or Form 40-F by the Corporation with the SEC after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such report. The Corporation's reports on Form 6-K, and beginning with its Form 40-F for the year ended December 31, 2001, its annual reports on Form 40-F, are available on the SEC's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by that Prospectus Supplement.

        Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Corporate Secretary of TransAlta, Box 1900, Station "M", 110 - 12th Avenue S.W., Calgary, Alberta, Canada, T2P 2M1, Telephone (403) 267-7110.

CERTAIN AVAILABLE INFORMATION

        The Corporation has filed with the SEC under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to the exhibit, if applicable, for a more complete description of the relevant matter, each such statement being qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the registration statement may be inspected and copied at the public reference facilities maintained at the offices of the SEC described below.

        The Corporation is subject to the information requirements of the United States Securities and Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and in accordance therewith files reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, the Corporation is not required to publish financial statements as promptly as United States companies. Such reports and other information may be inspected without charge, and copied upon payment of prescribed fees, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains both historical and forward-looking statements, including within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act. All forward-looking statements are based upon the Corporation's beliefs and assumptions based on the information available at the time the assumption was made. In some cases, forward-looking statements can be identified by terms such as 'may', 'will', 'believe', 'expect', 'potential', 'enable', 'continue' or other comparable terminology. Forward-looking statements relate to, among other things, statements regarding the anticipated business prospects and financial performance of TransAlta. These statements are not guarantees of TransAlta's future performance and are subject to risks, uncertainties and other important factors that could cause TransAlta's actual performance to be materially different from those projected, including those material risks discussed in this Prospectus under the heading "Risk Factors" and any material risks contained in an applicable Prospectus Supplement. The material assumptions in making these forward-looking statements are disclosed in the Annual MD&A, including under "Outlook", "Risk Factors and Risk Management" and "Critical Accounting Policies and Statements", and in the Annual Information Form, including under "Competitive Environment", and "Competitive Strengths". Given these uncertainties, the reader should not place undue reliance on this forward-looking information, which is given as of the date it is expressed in this Prospectus or otherwise, and TransAlta undertakes no obligation to update publicly or revise any forward-looking information, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. The Corporation cannot assure you that projected results or events will be achieved.

        Factors that may adversely impact the Corporation's forward-looking statements include: (i) the rules and regulations in the various markets in which the Corporation operates are subject to change; (ii) environmental requirements and changes in, or liabilities under, these requirements; (iii) risks under the Alberta government mandated power purchase arrangements pursuant to which the Corporation operates most of its facilities in Alberta, including risks associated with unplanned outages; (iv) changes in the market prices and availability of fuel supplies required to generate electricity, and in the price of electricity; (v) risks relating to the operation of the Corporation's facilities; (vi) currency rate risk and political uncertainty; (vii) trading risks and counterparty risks; and (viii) rapid change and competition in the wholesale power industry.

        These and additional factors are described in more detail under "Risk Factors" and in the Annual Information Form and Annual MD&A, each of which are incorporated herein by reference.

THE CORPORATION

        The registered office and principal place of business of the Corporation are at 110 - 12th Avenue S.W., Calgary, Alberta, Canada, T2R 0G7. TransAlta has two direct principal operating subsidiaries, each incorporated under the federal laws of Canada: TransAlta Utilities Corporation and TransAlta Energy Corporation. For further information on the intercorporate relationships among TransAlta and its subsidiaries, please see "Corporate Structure — Intercorporate Relationships" in the Annual Information Form.

        TransAlta and its predecessors have been engaged in the production and sale of electric energy since 1911. The Corporation is among Canada's largest non-regulated electric generation and energy marketing companies with an aggregate net ownership interest of approximately 8,473 megawatts ("MW") of generating capacity operating or under construction (of which 225 MW is under construction) in facilities having approximately 10,181 MW of aggregate generating capacity as of December 31, 2005. The Corporation is focused on generating electricity in Canada, the United States, Mexico and Australia through its diversified portfolio of facilities fueled by coal, gas, hydroelectric, wind and geothermal resources.

RECENT DEVELOPMENTS

        On August 18, 2006, TransAlta announced that the 700 MW unit 2 at its Centralia coal-fired plant located in Centralia, Washington experienced an unplanned outage on August 6, 2006 due to a blade failure in a turbine. Unit 2 was restored to full service on September 21, 2006. TransAlta estimates the impact of the turbine outage will reduce third quarter 2006 net income by $20 million to $25 million ($0.10 - $0.13 earnings per share).

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness and the financing of the Corporation's long-term investment plan. The amount of net proceeds to be used for any such purpose will be set forth in a Prospectus Supplement. The Corporation expects that it may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

CHANGES IN CONSOLIDATED CAPITALIZATION

        The following table sets forth the consolidated capitalization of the Corporation as at December 31, 2005 and as at June 30, 2006, and indicates increases or decreases in applicable amounts between those two dates. This table should be read in conjunction with the consolidated annual financial statements of the Corporation for the year ended December 31, 2005 and the unaudited consolidated interim financial statements of the Corporation for the three and six months ended June 30, 2006, which have been incorporated by reference herein.

	Outstanding as at December 31, 2005(1)	Outstanding as at June 30, 2006(1)	Increase/Decrease
		(in millions)
Short-term debt including current portion of long-term debt(2)	$409.5	$248.3	$(161.2)
Less: cash and cash equivalents	(79.3)	(55)	24.3

	330.2	193.3	(136.9)
Long-term debt
Recourse(3)(4)	1,887.0	1,874.0	(13)
Non-recourse(5)	321.6	291.3	(30.3)
Preferred securities(4)	175.0	175	—
Non-controlling interests(6)	558.6	547.6	(11)
Preferred shares(7)	—	—	—
Common shareholders' equity
Common shares(8)	1,697.9	1,742.0	44.1
Retained earnings	866.1	921.7	55.6
Cumulative translation adjustment	(67.0)	(70)	(3)

	2,497.0	2,593.7	96.7

Total capitalization	$5,769.4	$5,674.9	$(94.5)

Notes:

(1)
The Corporation's two-wholly-owned subsidiaries in Mexico, which hold the Corporation's 100 per cent interest in the Campeche and Chihuahua facilities, have not been included as consolidated subsidiaries on the Corporation's consolidated financial statements for the year ended December 31, 2005 or the six month period ended June 30, 2006. See Note 1(J) to the Corporation's consolidated annual financial statements for the year ended December 31, 2005.

(2)
Includes current portion of commercial paper issued under the Corporation's $200 million guaranteed commercial paper program, drawdowns from the Corporation's $1.5 billion syndicated credit facility and current portion of long term debt.

(3)
Includes debentures bearing interest at fixed rates. TransAlta Utilities Corporation, a wholly-owned subsidiary of the Corporation, has issued $365 million principal amount of the debentures and has granted a floating charge on its assets and property as security for repayment of these debentures. Debentures of TransAlta Utilities Corporation in the aggregate principal amount of $100 million maturing in 2023 and in the aggregate principal amount of $50 million maturing in 2033 are redeemable at the option of the holders in 2008 and 2009, respectively. Debentures of the Corporation in the aggregate principal amount of $150 million maturing in 2005 were extendible until 2030 at the option of the holders by the holders providing notice to the Corporation by October 15, 2005. As at the date of this prospectus, $141.1 million of such debentures have been extended. The Corporation renewed its $1.5 billion syndicated credit facility on May 3, 2005 and again on May 12, 2006.

(4)
Preferred securities in the aggregate principal amount of $175 million are due in 2050. Interest accretion at the coupon rate is included in interest expense.

(5)
Includes the project financing debt, debt securities, and senior secured bonds of CE Generation, LLC.

(6)
TransAlta Energy holds a direct 50.00% interest in TransAlta Cogeneration, an Ontario limited partnership. The remaining interest in TransAlta Cogeneration is held by its general partner, TransAlta Cogeneration Ltd., which is a wholly-owned subsidiary of TransAlta Energy, as to 0.01%, and by TransAlta Power, as to 49.99%.

(7)
The Corporation is authorized to issue an unlimited number of first preferred shares, issuable in series, without nominal or par value.

(8)
The Corporation is authorized to issue an unlimited number of voting common shares ("Common Shares") without nominal or par value. The Corporation has a performance share ownership plan and a share option plan which together currently permit an aggregate of 13 million Common Shares to be reserved for issuance pursuant to agreements with and options granted to employees and officers of the Corporation. As at December 31, 2005, options to purchase an aggregate of 2.9 million Common Shares were outstanding at prices ranging from $14.15 to $27.70 and US$10.90 to US$14.48 per Common Share. As at June 30, 2006, options to purchase an aggregate of 2.5 million Common Shares were outstanding at prices ranging from $14.15 to $27.70 and US$10.90 to US$14.48 per Common Share.

INTEREST COVERAGE RATIOS

        The following pro forma interest coverage ratios have been prepared in accordance with Canadian securities law requirements and are included in the Prospectus in accordance with Canadian disclosure requirements.

        The following interest coverage ratios have been calculated on a consolidated basis for the respective 12-month periods ended December 31, 2005 and June 30, 2006 and are derived from audited financial information, in the case of the 12-month period ended December 31, 2005, and unaudited financial information, in the case of the 12-month period ended June 30, 2006. The following interest coverage ratios: (i) do not give effect to the issue of any debt securities pursuant to this Prospectus; (ii) do not purport to be indicative of interest coverage ratios for any future periods; and (iii) have been calculated based on Canadian GAAP. The following interest coverage ratios have been calculated in accordance with the new standard established by the Canadian Institute of Chartered Accountants for the presentation of liabilities and equity such that the entire amount of the annual carrying charges relating to the equity component of the $175 million aggregate principal amount of 7.50% preferred securities due April 13, 2048 has been included in interest expense.

	December 31, 2005	June 30, 2006
Interest coverage on debt:	2.26 times	2.62 times

        Interest coverage on debt is equal to earnings before net interest expense and income taxes divided by net interest expense plus capitalized interest. Earnings before net interest expense on debt and income taxes is a common measurement used for assessing financial performance. Earnings before net interest expense and income taxes is not defined under Canadian GAAP and should not be considered in isolation or as an alternative to, or more meaningful than, net income or cash flow as determined in accordance with Canadian GAAP as an indicator of the Corporation's financial performance or liquidity. The Corporation's earnings before net interest expense and income taxes is not necessarily comparable to a similarly titled measure of another issuer. Earnings before net interest expense on debt and income taxes is reconciled to net earnings below:

	Twelve months ended
	December 31, 2005	June 30, 2006
Earnings before net interest expense and income taxes	$434.8	$440.7
Net interest expense	188.6	167.9
Income taxes	47.4	(10.5)

Net earnings	$198.8	$283.3

DESCRIPTION OF SHARE CAPITAL

General

        As of the date of this Prospectus, the Corporation's authorized share capital consists of an unlimited number of common shares and an unlimited number of first preferred shares, issuable in series. As at June 30, 2006, 200.6 million common shares were outstanding and no first preferred shares were outstanding.

Common Shares

        The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation's articles and by-laws.

        Each common share of the Corporation entitles the holder thereof to one vote for each common share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors, subject to prior satisfaction of preferential dividends applicable to any first preferred shares, and to participate ratably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the first preferred shares. The common shares are not convertible and are not entitled to any pre-emptive rights. The common shares are not entitled to cumulative voting.

        The transfer agent and registrar for the common shares in Canada is CIBC Mellon Trust Company at its principal transfer offices in Vancouver, British Columbia, Calgary, Alberta, Winnipeg, Manitoba, Toronto, Ontario and Montreal, Québec. The transfer agent and registrar for the common shares in the United States is Mellon Investor Services LLC at its principal office in New York, New York.

        The common shares offered pursuant to this Prospectus may include common shares issuable upon conversion or exchange of any first preferred shares or debt securities of any series or upon exercise of any options or warrants.

First Preferred Shares

        The Corporation is authorized to issue an unlimited number of first preferred shares, issuable in series and, with respect to each series, the board of directors is authorized to fix the number of shares comprising the series and determine the designation, rights, privileges, restrictions and conditions attaching to such shares, subject to certain limitations.

        The first preferred shares of all series rank senior to all other shares of the Corporation with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital. Holders of first preferred shares are entitled to receive cumulative quarterly dividends on the subscription price thereof as and when declared by the board of directors at the rate established by the board of directors at the time of issue of shares of a series. No dividends may be declared or paid on any other shares of the Corporation unless all cumulative dividends accrued upon all outstanding first preferred shares have been paid or declared and set apart. In the event of the liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital, no sum shall be paid or assets distributed to holders of other shares of the Corporation until the holders of first preferred shares shall have been paid the subscription price of the shares, plus a sum equal to the premium payable on a redemption, plus a sum equal to the arrears of dividends accumulated on the first preferred shares to the date of such liquidation, dissolution, winding up, or reduction of stated capital, as applicable. After payment of such amount, the holders of first preferred shares shall not be entitled to share further in the distribution of the assets of the Corporation.

        The directors may include in the share conditions attaching to a particular series of first preferred shares certain voting rights effective upon the Corporation failing to make payment of six quarterly dividend payments, whether or not consecutive. These voting rights continue for so long as any dividends remain in arrears. These voting rights are the right to one vote for each $25 of subscription price on all matters in respect of which shareholders vote, and additionally, the right of all series of first preferred shares, voting as a combined class, to elect two directors of the Corporation if the board of directors then consists of less than 16 directors, or three directors if the board of directors consists of 16 or more directors. Otherwise, except as required by law, the holders of first preferred shares shall not be entitled to vote or to receive notice of or to attend at any meeting of the shareholders of the Corporation.

        Subject to the share conditions attaching to any particular series providing to the contrary, the Corporation may redeem first preferred shares of a series, in whole or from time to time in part, at the redemption price applicable to each series and the Corporation has the right to acquire any of the first preferred shares of one or more series by purchase for cancellation in the open market or by invitation for tenders at a price not to exceed the redemption price applicable to the series.

        The Prospectus Supplement will set forth the following terms relating to the first preferred shares being offered:

  •
  the maximum number of shares;

  •
  the designation of the series;

  •
  the offering price;

  •
  the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

  •
  the price and the terms and conditions for redemption, if any, including redemption at TransAlta's option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

  •
  the terms and conditions, if any, for conversion or exchange for shares of any other class of TransAlta or any other series of first preferred shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  whether such first preferred shares will be listed on any securities exchange;

  •
  the voting rights, if any; and

  •
  any other rights, privileges, restrictions, or conditions.

        First preferred shares will be fully paid and non-assessable upon issuance. The first preferred shares of any series may be represented, in whole or in part, by one or more global certificates. If first preferred shares are represented by a global certificate, each global certificate will:

  •
  be registered in the name of a depositary or a nominee of the depositary identified in the Prospectus Supplement; and

  •
  be deposited with such depositary or nominee or a custodian for the depositary.

Related Party Articles Provisions

        The articles of the Corporation contain provisions restricting the ability of the Corporation to enter into a "Specified Transaction" with a "Major Shareholder". A Specified Transaction requires the approval of a majority of the votes cast by holders of voting shares of the Corporation, as well as the approval of a majority of the votes cast by holders of such voting shares, excluding any Major Shareholder. A Major Shareholder generally means the beneficial owner of more than 20% of the outstanding voting shares of the Corporation. There is a broad definition of beneficial ownership, and in particular, a person is considered to beneficially own shares owned by its associates and affiliates, as those terms are defined in the articles. Transactions which are considered to be Specified Transactions include the following: a merger or amalgamation of the Corporation with a Major Shareholder; the furnishing of financial assistance by the Corporation to a Major Shareholder; certain sales of assets or provision of services by the Corporation to a Major Shareholder or vice versa; certain issuances of securities by the Corporation which increase the proportionate voting interest of a Major Shareholder; a reorganization or recapitalization of the Corporation which increases the proportionate voting interest of a Major Shareholder; and the creation of a class or series of non-voting shares of the Corporation which has a residual right to participate in earnings of the Corporation and assets of the Corporation upon dissolution or winding up.

Shareholder Rights Plan

        The Corporation implemented a shareholder rights plan (the "Rights Plan") pursuant to a Shareholder Bid Approval Plan Agreement (the "Rights Plan Agreement") dated as of October 13, 1992 between the Corporation and CIBC Mellon Trust Company. The common shareholders of the Corporation reconfirmed the Rights Plan and approved the amendment and restatement, as of April 30, 2004, of the Rights Plan Agreement at the annual and special meeting of shareholders of the Corporation held on April 30, 2004. For further particulars, reference should be made to the Rights Plan Agreement, as amended and restated. A copy of the

Rights Plan Agreement may be obtained by contacting the Corporate Secretary, TransAlta Corporation, Box 1900, Station "M", 110 - 12th Avenue S.W., Calgary, Alberta T2P 2M1; telephone: 403-267-7110; fax (403) 267-2590; or by email: investor_relations@transalta.com.

DESCRIPTION OF DEBT SECURITIES

        In this section, the terms "Corporation" and "TransAlta" refer only to TransAlta Corporation without its subsidiaries through which it operates. The following description sets forth certain general terms and provisions of the debt securities. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

        The debt securities will be issued under an indenture (the "Indenture") dated June 25, 2002 between TransAlta and The Bank of New York as trustee (the "Trustee"). The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. The Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under "Certain Available Information". The following is a summary of the Indenture. Whenever there are references to particular provisions of the Indenture, those provisions are qualified in their entirety by reference to the Indenture. References in parentheses are to section numbers of the Indenture.

        The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture. It provides that debt securities will be in registered or bearer form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

        The Prospectus Supplement will set forth the following terms relating to the debt securities being offered:

  •
  the specific designation and any limit on the aggregate principal amount of the debt securities;

  •
  the extent and manner, if any, to which payment on or in respect of the debt securities will be senior or will be subordinated to the prior payment of other liabilities and obligations of TransAlta;

  •
  the percentage or percentages of principal amount at which the debt securities will be issued;

  •
  the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any (or the manner of calculation thereof) and the date or dates from which such interest will accrue;

  •
  the dates on which any interest will be payable and the regular record dates for the payment of interest on debt securities in registered form;

  •
  the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

  •
  the currency or currency unit in which the debt securities are denominated or in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities will be payable;

  •
  whether debt securities will be issuable in the form of one or more global securities and if so the identity of the depository for the global securities;

  •
  any mandatory or optional sinking fund provisions;

  •
  the period or periods, if any, within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, the debt securities may be redeemed or purchased by TransAlta;

  •
  the terms and conditions, if any, upon which TransAlta or the purchaser may redeem debt securities prior to maturity and the price or prices at which and the currency or currency unit in which the debt securities are payable;

  •
  any index used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities;

  •
  the terms, if any, on which the debt securities may be converted or exchanged for other securities of TransAlta or other entities;

  •
  whether and under what circumstances TransAlta will pay additional amounts on the debt securities in respect of certain taxes (and the terms of any such payment) and, if so, whether TransAlta has the right to redeem the debt securities of any series rather than pay the additional amounts (and terms of any such right);

  •
  any other terms of the debt securities including covenants and Events of Default which apply solely to a particular series of debt securities being offered which do not apply generally to the debt securities, or any covenants or Events of Default generally applicable to debt securities which do not apply to a particular series of debt securities;

  •
  whether such debt securities will be listed on any securities exchange;

  •
  whether the debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both; and

  •
  if other than denominations of US$1,000 and any integral multiple thereof, the denominations in which any registered securities of the series shall be issuable and, if other than the denomination of US$5,000, the denomination or denominations in which any bearer securities of the series shall be issuable. (Section 3.1)

        Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to TransAlta for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest, in the event TransAlta should become involved in a highly leveraged transaction or in the event of a change in control of TransAlta.

        Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. (Section 3.1) The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

        Unless otherwise indicated in the applicable Prospectus Supplement, TransAlta may, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of the Corporation's other unsecured and unsubordinated indebtedness. TransAlta conducts a significant amount of its operations through its subsidiaries. As at June 30, 2006, TransAlta's subsidiaries had outstanding $611.9 million aggregate principal amount of long-term debt (excluding intercompany indebtedness). The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness of TransAlta's subsidiaries. See "Risk Factors" for a further discussion of the consequences of structural subordination.

Form, Denominations and Exchange

        Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and bearer securities will be issuable in denominations of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. (Section 3.2) The Indenture also provides that debt securities of a series may be issuable in global form. (Section 3.1) Unless otherwise indicated in the Prospectus Supplement, bearer securities will have interest coupons attached. (Section 2.1)

        Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. (Section 3.5)

        The applicable Prospectus Supplement may indicate the places to register a transfer of debt securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the debt securities, but the Corporation may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions. (Section 3.5)

        The Corporation shall not be required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; (iii) exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the Indenture; or (iv) issue, register the transfer of or exchange any debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid. (Section 3.5)

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on debt securities (other than global securities) will be made at the office or agency of the Trustee, at One Wall Street, New York, New York, 10286, or the Corporation can pay principal, interest and any premium by (i) check mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or (ii) wire transfer to an account located in the United States of the person entitled to receive payments. (Sections 3.7, 10.1 and 10.2)

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Corporation. (Section 3.7)

Global Securities

        The registered debt securities of a series may be issued in whole or in part in global form (a "Global Security") and will be registered in the name of and be deposited with a depository (the "Depositary"), or its nominee, each of which will be identified in the Prospectus Supplement. (Section 3.1) Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security, may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of the successor. (Section 3.5)

        The specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depository arrangements.

        Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such persons having accounts with such Depositary or its nominee ("participants"). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by TransAlta if such debt securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Any payments of principal, premium, if any, and interest on Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of TransAlta, the Trustee or any paying agent for debt securities represented by the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Corporation expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        If a Depositary for a Global Security representing a particular series of debt securities is at any time unwilling or unable or no longer qualified to continue as depository and a successor depository is not appointed by TransAlta within 90 days, the Corporation will issue debt securities of such series in definitive form in exchange for a Global Security representing such series of debt securities. Further, if an Event of Default under the Indenture occurs and is continuing, debt securities of a series in definitive form will be printed and delivered. In addition, the Corporation may at any time and in its sole discretion determine not to have debt securities of a series represented by a Global Security and, in such event, will issue debt securities of a series in definitive form in exchange for all of the Global Securities representing the series of debt securities. (Section 3.5)

Definitions

        The Indenture contains, among others, definitions substantially to the following effect:

"Attributable Amount" means with respect to any sale and leaseback transaction (as defined herein), as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in the terms of such lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction.

"Consolidated Net Tangible Assets" means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet:

  (a)
  all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

  (b)
  to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset;

  (c)
  minority interests;

  (d)
  current liabilities; and

  (e)
  assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred, and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with those assets (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt is limited.

"Consolidated Shareholders' Equity" means, without duplication, the aggregate amount of shareholders' equity (including, without limitation, common share capital, preferred share capital, contributed surplus and retained earnings) of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, adjusted by the amount by which common share capital, preferred share capital and contributed surplus has been increased or decreased (as the case may be) from the date of such balance sheet to the relevant date of determination, in accordance with Generally Accepted Accounting Principles, together with the aggregate principal amount of obligations of the Corporation in respect of Preferred Securities.

"Financial Instrument Obligations" means obligations arising under:

  (a)
  any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

  (b)
  any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

  (c)
  any agreement for the making or taking of any commodity (including natural gas, oil or electricity), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity;

to the extent of the net amount due or accruing due by the Corporation thereunder (determined by marking-to-market the same in accordance with their terms).

"Generally Accepted Accounting Principles" means generally accepted accounting principles which are in effect from time to time in Canada.

"Indebtedness" means all items of indebtedness in respect of any amounts borrowed (including obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments) and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which Indebtedness is to be determined, and in any event including, without duplication:

  (a)
  obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

  (b)
  guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

"Material Subsidiary" means, at any time, a Subsidiary:

  (a)
  the total assets of which represent more than 10% of the total assets of the Corporation determined on a consolidated basis as shown in the most recent audited consolidated balance sheet of the Corporation; or

  (b)
  the total revenues of which represent more than 10% of the total revenues of the Corporation determined on a consolidated basis as shown in the consolidated income statement of the Corporation for the four most recent fiscal quarters of the Corporation.

"Non-Recourse Debt" means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets so created, developed, constructed or acquired (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

"Permitted Encumbrance" means any of the following:

  (a)
  any Security Interest existing as of the date of the first issuance by the Corporation of debt securities issued pursuant to the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

  (b)
  any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

  (c)
  any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

  (d)
  any Security Interest in favor of any Wholly-owned Subsidiary;

  (e)
  any Security Interest on property of a corporation or its Subsidiaries which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with the Corporation or such property is otherwise directly or indirectly acquired by the Corporation, other than a Security Interest incurred in contemplation of such merger, amalgamation, consolidation or acquisition;

  (f)
  any Security Interest securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

  (g)
  any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

  (h)
  certain Security Interests in respect of liens or other encumbrances, not related to the borrowing of money, incurred or arising by operation of law or in the ordinary course of business;

  (i)
  any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased; and

  (j)
  any other Security Interest if the aggregate amount of Indebtedness secured pursuant to this clause (j) (together with the Attributable Amount of any sale and leaseback) does not exceed 20% of Consolidated Net Tangible Assets.

"Preferred Securities" means securities which on the date of issue thereof by a person:

  (a)
  have a term to maturity of more than 30 years;

  (b)
  rank subordinate to the unsecured and unsubordinated Indebtedness of such person outstanding on such date;

  (c)
  entitle such person to defer the payment of interest thereon for more than four years without thereby causing an event of default in respect of such securities to occur; and

  (d)
  entitle such person to satisfy the obligation to make payments of deferred interest thereon from the proceeds of the issuance of its shares.

"Purchase Money Obligation" means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals, alterations or replacements of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal, alteration or replacement is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

"Security Interest" means any mortgage, charge, pledge, lien, encumbrance, assignment by way of security, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, which secures payment or performance of an obligation.

"Subsidiary" means, in relation to a person:

  (a)
  any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries;

  (b)
  any partnership of which the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of a limited partnership, or is a partner that has authority to bind the partnership, in all other cases; or

  (c)
  any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the first-mentioned person or one or more of its Subsidiaries, or the first-mentioned person and one or more of its Subsidiaries.

"Wholly-owned Subsidiary" means any Subsidiary that the Corporation directly or indirectly beneficially owns 100% of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Subsidiary or owns, directly or indirectly, 100% of the income, capital, beneficial or ownership interests (however designated) thereof.

Covenants

        The Indenture contains covenants substantially to the following effect:

Negative Pledge

        So long as any debt securities remain outstanding the Corporation and its Subsidiaries will not create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its or their respective assets (present or future) in respect of any Indebtedness of any person unless, in the opinion of legal counsel to the Corporation or the Trustee, the obligations of the Corporation in respect of all debt securities then outstanding shall be secured equally and ratably therewith. (Section 10.12)

Restriction on Sales and Leasebacks

        The Corporation will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction unless the Corporation and its Subsidiaries comply with this restrictive covenant. A "sale and leaseback transaction" generally is an arrangement between the Corporation or any Subsidiary and a bank, insurance company or other lender or investor where the Corporation or any Subsidiary lease real or personal property which was or will be sold by the Corporation or any Subsidiary to that lender or investor. The Corporation can comply with this restrictive covenant if it meets either of the following conditions:

  (a)
  the sale and leaseback transaction is entered into prior to, concurrently with or within 270 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

  (b)
  the Corporation or its Subsidiaries could otherwise grant a Security Interest on the property as a Permitted Encumbrance described in "— Negative Pledge". (Section 10.10)

Mergers, Consolidations, Amalgamations and Sale of Assets

        The Corporation will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person (the "Successor"), whether by reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, or otherwise, unless:

  (a)
  the Successor expressly assumes all of the covenants and obligations of the Corporation under the Indenture and the transaction otherwise meets of the requirements of the Indenture;

  (b)
  the entity formed by or continuing from such consolidation or amalgamation or into which the Corporation is merged or with which the Corporation enters into such arrangement or the person which acquires or leases all or substantially all of the Corporation's properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof; and

  (c)
  immediately before and after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 8.1)

        If, as a result of any such transaction, any of the properties or assets of the Corporation or its Subsidiaries become subject to a Security Interest, then, unless such Security Interest could be created pursuant to the Indenture provisions described under "Negative Pledge" above without equally and rateably securing debt securities, the Corporation, simultaneously with or prior to such transaction, will cause any debt securities of the Corporation then outstanding to be secured equally and ratably with or prior to the Indebtedness secured by such Security Interest. (Section 8.4)

        In addition to the above conditions, such transaction will, to the satisfaction of the Trustee, substantially preserve and not impair any of the rights and powers of the Trustee or of the security holders. Also, no condition or event will exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor will become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute and Event of Default under the Indenture.

Payment of Additional Amounts

        Unless otherwise specified in an applicable Prospectus Supplement, TransAlta will, subject to the exceptions and limitations set forth below, pay to the holder of any debt security who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such debt security, after deduction or withholding by TransAlta or any of its paying agents for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, "Canadian Taxes") upon or as a result of such payment, will not be less than the amount provided in such debt security or in such coupon to be then due and payable (and TransAlta will remit the full amount withheld to the relevant authority in accordance with applicable law). However, TransAlta will not be required to make any payment of additional amounts:

  (a)
  to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person not dealing at arm's length with TransAlta (within the meaning of the Income Tax Act (Canada));

  (b)
  to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of any series of debt securities or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

  (c)
  for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the holder of such debt security or coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the holder's failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

  (d)
  for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

  (e)
  for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person on a debt security if such payment can be made to such person without such withholding by at least one other paying agent the identity of which is provided to such person;

  (f)
  for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a debt security; or

  (g)
  for any combination of items (a), (b), (c), (d), (e) and (f);

nor will additional amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such debt security. (Section 10.5)

        The Corporation will furnish to the holders of the debt securities, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof. (Section 10.5)

Redemption

        If and to the extent specified in an applicable Prospectus Supplement, the debt securities of a series will be subject to redemption at the time or times specified therein, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice. Notice of redemption of the debt securities of such series will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption. (Section 11.4)

Provision of Financial Information

        TransAlta will file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which TransAlta is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act. Notwithstanding that TransAlta may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, TransAlta will continue to provide the Trustee (a) within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F or Form 40-F as applicable (or any successor form); and (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, consist of such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not TransAlta has any of its securities listed on such exchange. Such information will be prepared in accordance with Canadian disclosure requirements and Canadian GAAP. (Section 7.5)

Events of Default

        Unless otherwise specified in the Prospectus Supplement relating to a particular series of debt securities, the following events are defined in the Indenture as "Events of Default" with respect to debt securities of any series: (a) the failure of the Corporation to pay when due the principal of or premium (if any) on any debt securities; (b) the failure of the Corporation, continuing for 30 days, to pay any interest due on any debt securities; (c) the breach or violation of any covenant or condition (other than as referred to in (a) and (b) above), which continues for a period of 60 days after notice from the Trustee or from holders of at least 25% in principal amount of all outstanding debt securities of any series affected thereby (or such longer period as may be agreed to by the Trustee); (d) the failure of the Corporation or any Subsidiary to pay when due (after giving effect to any applicable grace periods) any amount owing in respect of any Indebtedness other than Non-Recourse Debt or the Corporation or any Subsidiary otherwise defaults in connection with such Indebtedness, and if such Indebtedness has not matured it shall have been accelerated, provided that the aggregate principal amount of such Indebtedness is in excess of the greater of US$75 million and 3% of

Consolidated Shareholders' Equity; (e) the taking or entry of certain judgments or decrees against the Corporation or any Material Subsidiary for the payment of money in excess of the greater of US$75 million and 3% of Consolidated Shareholders' Equity, in the aggregate, if the Corporation or any such Material Subsidiary, as the case may be, fails to file an appeal or, if the Corporation or such Material Subsidiary, as the case may be does file an appeal, that judgment or decree is not and does not remain vacated, discharged or stayed as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization involving the Corporation or a Material Subsidiary; or (g) any other Event of Default provided with respect to debt securities of that series.

        If an Event of Default occurs and is continuing with respect to any series of debt securities, then and in every such case the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of such series and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to the Corporation and the Trustee under certain circumstances (which include payment or deposit with the Trustee of outstanding principal, premium and interest, unless the Prospectus Supplement applicable to an issue of debt securities otherwise provides), may rescind and annul such acceleration. (Section 5.2)

        Reference is made to the Prospectus Supplement relating to each series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any Event of Default and the continuation hereof.

        The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 6.2) Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such Event of Default. (Section 5.12)

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series affected by such Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.7) However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security. (Section 5.8)

        The Corporation will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Corporation, to the best of their knowledge, is in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults. (Section 10.4)

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (1) change the stated maturity of the principal of, or any instalment of interest, if any, on any debt security; (2) reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security; (3) change the place of payment; (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; (6) adversely affect any right to convert or exchange any debt security; (7) reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (8) reduce the voting or quorum requirements relating to meetings of holders of debt securities; or (9) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture. (Section 9.2) In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of debt securities will require the consent of holders of at least 75% in aggregate principal amount of such debt securities then outstanding.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture. (Section 10.13) The holders of a majority in principal amount of outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 5.13) The Indenture or the debt securities may be amended or supplemented, without the consent of any holder of debt securities, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of debt securities. (Section 9.1)

Defeasance

        The Indenture provides that, at its option, TransAlta will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities of such series ("Defeasance") (except with respect to the authentication, transfer, exchange or replacement of debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States stating that (a) TransAlta has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency ("CRA") to the effect that the holders of such outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company

Act of 1940, as amended; and (6) other customary conditions precedent are satisfied. TransAlta may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if TransAlta meets the conditions described in the preceding sentence at the time TransAlta exercises the Defeasance option.

        The Indenture provides that, at its option, unless and until TransAlta has exercised its Defeasance option described in the preceding paragraph, TransAlta may omit to comply with covenants, including the covenants described above under the heading "Covenants", and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding debt securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities ("Covenant Defeasance"). If TransAlta exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied. (Article 14)

Consent to Jurisdiction and Service

        Under the Indenture, TransAlta irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the debt securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the City of New York, and irrevocably submits to such jurisdiction. (Section 1.13)

Governing Law

        The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

        The Corporation may issue warrants to purchase common shares, first preferred shares, debt securities or other securities. The Corporation may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between the Corporation and a warrant agent that the Corporation will name in the Prospectus Supplement.

        Selected provisions of the warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and warrants to be issued thereunder are summaries of certain anticipated provisions thereof are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

        The Prospectus Supplement will set forth the following terms relating to the warrants being offered:

  •
  the designation of the warrants;

  •
  the aggregate number of warrants offered and the offering price;

  •
  the designation, number and terms of the common shares, first preferred shares, debt securities or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  the currency or currency unit in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  whether such warrants will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        The Corporation may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

        The warrant agent will act solely as the Corporation's agent. The warrant agent will not have any duty or responsibility if the Corporation defaults under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring any Securities offered thereunder, including whether the payments of dividends on common shares or first preferred shares or payments of principal, premium, if any, and interest on debt securities will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such consequences relating to debt securities payable in a currency other than the U.S. dollars, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities to or through underwriters or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

        The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

        In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

        The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters with respect to each series sold to or through underwriters will be named in the Prospectus Supplement relating to such series.

        Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act.

        The Securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada, other than Alberta and are not being and may not be offered or sold in Canada in contravention of the securities laws of any province or territory of Canada, other than Alberta. Each underwriter and each dealer participating in the distribution of any series of the Securities must agree that it will not offer to sell, directly or indirectly, any such Securities acquired by it in connection with such distribution, in Canada or to residents of Canada in contravention of the securities laws of Canada or any province or territory thereof.

        Each series of the Securities (other than common shares) will be a new issue of securities with no established trading market (other than common shares). Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than common shares) will not be listed on any securities exchange. Certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

RISK FACTORS

        Prospective purchasers of the Securities should consider carefully the risk factors set forth below as well as the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing the Securities offered hereby.

        Discussions of certain risks affecting the Corporation in connection with its business are provided on page 18 of the Annual Information Form under the heading "Risk Factors" and in management's discussion and analysis of financial condition and results of operations of the Corporation for the fiscal year ended December 31, 2005 under the heading "Risk Factors and Risk Management".

        A reference herein to a material adverse effect on the Corporation means such an effect on the Corporation on its business, financial condition, results of operations, or its cash flows, as the context requires.

Risks Relating to the Electricity Generation Market

The rules and regulations in the various markets in which the Corporation operates are subject to change, which may materially adversely affect the Corporation.

        Certain of the markets in which the Corporation operates and intends to operate are subject to significant regulatory oversight and control. The Corporation is not able to predict whether there will be any further changes in the regulatory environment, including potential regulation of the rates allowed to be charged and the capital structure of wholesale generating companies such as the Corporation, or what the ultimate effect of a changing regulatory environment will have on its business. Existing market rules and regulations may be revised or reinterpreted and new laws and regulations may be adopted or become applicable to the Corporation or its facilities which could have a material adverse effect on the Corporation. The Corporation cannot guarantee that it will be able to adapt its business in a timely manner in response to any changes in the regulatory regimes in which it operates, and such failure to adapt could have a material adverse effect on the Corporation.

        Any changes in the rules and regulations of provincial or state public utility commissions or other regulatory bodies in the other markets in which the Corporation competes or may compete in the future may materially adversely affect the Corporation.

Many of the Corporation's activities and properties are subject to environmental requirements and changes in, or liabilities under, these requirements may materially adversely affect the Corporation.

        The Corporation's operations are subject to extensive federal, provincial, state and local environmental regulation relating to the generation and transmission of electrical and thermal energy and surface mining. To comply with these regulations, the Corporation must spend amounts on environmental monitoring, pollution control equipment, emission fees and other compliance activities. In addition, compliance with such laws and regulations might result in restrictions on some of the Corporation's operations. If the Corporation does not comply with environmental requirements, regulatory agencies could seek to impose civil, administrative and/or criminal liabilities on the Corporation, as well as seek to curtail its operations. Under some statutes, private parties could also seek to impose civil fines or liabilities for property damage, personal injury and other costs. The Corporation cannot guarantee that lawsuits or administrative actions will not be commenced against it or which may otherwise affect its operations and assets. If an action is filed against the Corporation or which may otherwise affect its operations and assets, the Corporation could be required to make substantial expenditures to bring the Corporation, its operations and assets into compliance and could have a material adverse effect on the Corporation.

        The Corporation expects to continue to have environmental expenditures in the future. Stricter standards, greater regulation, increased enforcement by regulatory authorities, more extensive permitting requirements, an increase in the number and types of assets operated by the Corporation subject to environmental regulation and the implementation of the international treaty to reduce greenhouse gas emissions (the "Kyoto Protocol") (or equivalent country specific requirements) could increase the amount of these expenditures. Although the scope and extent of new environmental regulations, permitting requirements and enforcement initiatives, including their effect on the Corporation's operations, is unclear, they could materially increase the Corporation's cost of compliance or limit the operation of some of its facilities.

        Some federal, provincial and state environmental laws impose liability for the investigation and cleanup of contaminated soil, groundwater, and other environmental media, and for damages to natural resources, on a wide range of entities that have some relationship to the contamination. These entities may include, for example, former owners or operators of a contaminated property and those who arranged for disposal of the contaminants, as well as the current owner or operator of such property. In general, liability may be imposed even though the conduct that caused the environmental condition was lawful at the time it occurred. Such liability may also be imposed jointly and severally (that is, with each entity subject to full responsibility for the liability involved, even though there were others who contributed). In addition, environmental contamination and other environmental conditions can result in claims for personal injury, property damages, and/or punitive damages. The Corporation owns or operates properties, and there are also other properties, at which contamination exists that could result in liability affecting the Corporation.

Risks Relating to the Corporation's Business and Operations

Under the government mandated power purchase arrangements pursuant to which the Corporation operates most of its facilities in Alberta, the Corporation is subject to certain risks, including the possibilities of penalties for unplanned outages and the burden of increased costs required to maintain and operate its generation facilities.

        The Corporation's Alberta coal-fired and hydroelectric generating plants operate under the Alberta government mandated power purchase arrangements (the "Alberta PPAs") which established committed capacity and electrical energy generation requirements and availability targets to be achieved by each coal-fired plant, energy and ancillary services obligations for the hydroelectric plants, and the price at which power will be supplied. Under the Alberta PPAs applicable to coal-fired plants, in the event of an unplanned outage, other than an outage determined to be caused by force majeure, the Corporation must pay a penalty for the lost production based upon a price equal to the 30-day trailing average of Alberta market electricity prices. Consequently, an unplanned outage could have a material adverse effect on the Corporation.

        The Corporation bears some of the impact of increases in its operating costs (other than increases arising as a result of a "change of law" as such term is defined in the Alberta PPAs) because the price at which the Corporation is able to sell its generation under the Alberta PPAs is based on an indexed schedule of forecast fixed costs. Operating costs could increase as a result of a number of factors which are beyond the Corporation's control. A significant increase in the Corporation's operating costs could have a material adverse effect on the Corporation.

        From time to time during the term of the Alberta PPAs, issues may arise regarding the intended operation of the Alberta PPAs which may require certain provisions of the Alberta PPAs to be interpreted, and the interpretations given may not be favorable to the Corporation. In such circumstances, the Corporation could be materially adversely affected.

Changes in the market prices and availability of fuel supplies required to generate electricity, and in the price of electricity, may materially adversely affect the Corporation.

        The Corporation buys natural gas and some of its coal to supply the fuel needed to generate the electricity that it sells. The Corporation's financial results could be materially adversely affected if the cost of fuel that it must buy to generate electricity increases to a greater degree than the price that it can obtain for the electricity that it sells. Several factors affect the price of fuel, many of which are beyond the Corporation's control, including:

  •
  prevailing market prices for fuel, primarily natural gas, including any associated transportation costs;

  •
  demand for energy products;

  •
  increases in the supply of energy products in the wholesale power markets; and

  •
  the extent of fuel transportation capacity or cost of fuel transportation service into the Corporation's markets.

        Changes in any of these factors may increase the Corporation's cost of producing power or decrease the amount of revenue it receives from the sale of power, which could materially adversely affect the Corporation. The price of electricity is subject to fluctuations and certain of the factors that affect the price of fuel also affect the price of electricity.

The operation and maintenance of the Corporation's facilities involves risks that may materially adversely affect the Corporation.

        The operation, maintenance, refurbishment, construction and expansion of power generation facilities involve risks, including breakdown or failure of equipment or processes, fuel interruption and performance below expected levels of output or efficiency. Certain of the Corporation's generation facilities, particularly in Alberta, were constructed many years ago and may require significant capital expenditures to maintain peak efficiency or to maintain operations at all. In addition, weather related interference, work stoppages and other unforeseen problems may disrupt the operation and maintenance of the Corporation's facilities and may materially adversely affect the Corporation.

        The Corporation has entered into on-going maintenance and service agreements with the manufacturers of certain critical equipment. If a manufacturer is unable or unwilling to provide satisfactory maintenance or warranty support, the Corporation may have to enter into alternative arrangements with other providers if it cannot perform the maintenance itself. These arrangements could be more expensive to the Corporation than its current arrangements and this increased expense could have a material adverse effect on the Corporation. If the Corporation is unable to enter into satisfactory alternative arrangements, the inability of the Corporation to access technical expertise or parts could have a material adverse effect on the Corporation.

        While the Corporation maintains spare parts in inventory to replace critical equipment and maintains insurance for property damage of up to $750 million to protect against operating risks, these protections may not be adequate to cover lost revenues or increased expenses and penalties. As a result, the Corporation may not be able to operate its generation facilities at a level necessary to comply with sales contracts (including Alberta PPAs), which could result in significant losses to the Corporation or could limit its ability to produce cash flows sufficient to enable it to meet its obligations.

        The Corporation may be subject to the risk that it is necessary to operate a plant at a capacity level beyond that which the Corporation has contracted to provide steam in order to fulfill a contract. In such circumstances the costs to produce the steam being sold may exceed the revenues derived therefrom.

The wholesale power industry continues to change, which may materially adversely affect the Corporation.

        Following the western energy crisis, no further electricity market deregulation is expected for the foreseeable future. Markets that have not yet deregulated are likely to remain in a regulated state. In 2005, the United States government passed the Energy Policy Act that removed previous barriers to utility consolidation. As a result, it is anticipated that the power industry in the United States will see a period of consolidation. Further, the recent strength of the commodity markets has resulted in new market participants and has also resulted in increased costs and delays associated with plant development activities. This increased competition could also reduce price levels across the industry which would negatively impact the Corporation's ability to sell energy and related products, as well as materially adversely affect the Corporation's financial results. In addition, increased competition may make it more difficult for the Corporation to acquire existing projects and develop new project opportunities, which would have a material adverse effect on the Corporation.

The Corporation's debt securities will be structurally subordinated to any debt of its subsidiaries that is currently outstanding or may be incurred in the future.

        The Corporation operates its business through and a majority of its assets are held by its subsidiaries, including partnerships. The Corporation's results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of its subsidiaries and the payment of funds by these subsidiaries to it in the form of loans, dividends or otherwise. The Corporation's subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities issued pursuant to this Prospectus or make any funds available for payment of debt securities issued pursuant to this Prospectus, whether by dividends, interests, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Corporation by its subsidiaries may be subject to statutory or contractual restrictions.

        In the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the indebtedness of the subsidiary, including trade payables or obligations under any guarantees, prior to being used to pay the Corporation's indebtedness, including any debt securities issued pursuant to this Prospectus. As at June 30, 2006, the Corporation's subsidiaries had outstanding $611.9 million aggregate principal amount of long-term debt (excluding intercompany indebtedness). Such indebtedness and any other future indebtedness of such subsidiaries would be structurally senior to the debt securities issued pursuant to this Prospectus by the Corporation. The Indenture pursuant to which the debt securities will be issued does not limit the Corporation's ability or the ability of its subsidiaries to incur additional unsecured indebtedness.

        The Corporation's subsidiaries have financed some investments using non-recourse project financing. Each non-recourse project loan is structured to be repaid out of cash flow provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, the Corporation's subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project loan will not cause a default with respect to the debt securities issued pursuant to this Prospectus, it may materially affect the Corporation's ability to service its outstanding indebtedness, including the debt securities issued pursuant to this Prospectus.

Trading risks may have a material adverse affect on the Corporation.

        The Corporation's trading and marketing business frequently involves the establishment of trading positions in the wholesale energy markets on both a long-term and short-term basis. To the extent that the Corporation has long positions in the energy markets, a downturn in the markets is likely to result in losses from a decline in the value of such long positions. Conversely, to the extent that the Corporation enters into forward sales contracts to deliver energy the Corporation does not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose the Corporation to losses as it attempts to cover any short positions by acquiring energy in a rising market.

        In addition, from time to time the Corporation may have a trading strategy consisting of simultaneously holding a long position and a short position, from which the Corporation expects to earn a profit based on changes in the relative value of the two positions. If, however, the relative value of the two positions changes in a direction or manner the Corporation did not anticipate, it could realize losses from such a paired position.

        If the strategy the Corporation uses to hedge its exposures to these various risks is not effective, it could incur significant losses. The Corporation's trading positions are subject to the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty. A shift in the energy markets could adversely affect the Corporation's positions which could also have a material adverse effect on the Corporation.

Because of the Corporation's multinational operations, the Corporation is subject to currency rate risk and regulatory and political risk.

        A significant part of the Corporation's revenues and expenditures are in U.S., Mexican and Australian currencies. Fluctuations in the exchange rate between these currencies and the Canadian dollar could have a negative effect on the Corporation. While the Corporation attempts to manage this risk through its use of hedging instruments, including cross currency swaps, forward exchange contracts and foreign currency options, fluctuations in these exchange rates may materially adversely affect the Corporation. In addition to currency rate risk, the Corporation's foreign operations may be subject to regulatory and political risk. Any change to the regulations governing power generation or the political climate in countries where the Corporation has operations could impose additional costs and have a material adverse effect on the Corporation.

The Corporation may have difficulty raising needed capital in the future, which could significantly harm its business.

        To the extent that the Corporation's sources of cash and cash flow from operations are insufficient to fund the Corporation's activities, it may need to raise additional funds. Additional financing may not be available when needed and, if such financing is available, it may not be available on terms favorable to the Corporation.

If purchasers of the Corporation's electricity or other contractual counterparties with the Corporation default on their obligations, the Corporation will be materially adversely affected.

        While the Corporation seeks to control its exposure to credit risk by considering the ability of counterparties to fulfill their obligations under the related contracts, prior to entering into such contracts the Corporation cannot guarantee that it will be successful in identifying credit worthy customers. Moreover, while the Corporation seeks to monitor trading activities to ensure that the credit limits for counterparties are not exceeded, it cannot guarantee that it will be successful in doing so. If counterparties to the Corporation's contracts are unable to meet their obligations, the Corporation could suffer a reduction in revenue which could materially adversely affect the Corporation.

Insurance coverage may not be sufficient.

        The Corporation has insurance for its generation facilities, including all-risk property damage insurance, commercial general public liability insurance, boiler and machinery coverage, replacement power and business interruption insurance in amounts and with deductibles that the Corporation considers appropriate. The Corporation's insurance coverage may not be available in the future on commercially reasonable terms. In addition, the insurance proceeds that it receives for any loss of or any damage to any of its generation facilities may not be sufficient to permit it to continue to make payments on its debt, including any debt securities they may be offered under this Prospectus. With the exception of the Mexican Chihuahua facility where a low limit of terrorism insurance coverage maintained, the Corporation is not insured against losses resulting from terrorist attacks. The Corporation may suffer significant losses if any of its generation assets were affected by a terrorist attack.

The Corporation relies on transmission lines that it does not own or control, which may hinder its ability to deliver electricity.

        The Corporation depends on transmission and distribution facilities that are owned and operated by utilities and other power companies to deliver the electricity the Corporation generates. Any disruption in transmission would impact the Corporation's ability to sell and deliver electricity. The inability of the Corporation to effectively sell electricity could have a material adverse effect on the Corporation.

In connection with natural gas-fired facilities, the Corporation typically depends upon a single natural gas distributor.

        Delivery of natural gas to each of the Corporation's natural gas-fired facilities is typically handled by a single gas distributor, usually the natural gas utility for that location. As a result, the Corporation is subject to the risk that a natural gas distributor suffers disruptions or curtailments in its ability to deliver the natural gas or that the Corporation is limited in the amounts of natural gas it is permitted to request. Any disruptions or curtailments could impact the Corporation's ability to operate natural gas-fired generating facilities, and as a result, could materially adversely affect the Corporation.

The Corporation may be adversely affected if its supply of water is impaired.

        Hydroelectric and coal-fired plants require continuous water flow for their operation. Shifts in weather patterns, run-off and other factors beyond the control of the Corporation may impair the water flow to the Corporation's facilities. Any water flow impairment would limit the Corporation's ability to produce and market electricity from these facilities and could have a material adverse effect on the Corporation. In addition, there is an increasing level of regulation respecting the use, treatment and discharge of water. Any such change in regulations could have a material adverse effect on the Corporation.

If the Corporation fails to attract and retain key personnel, it could be materially adversely affected.

        The loss of any of the Corporation's key personnel or its inability to attract, train, retain and motivate additional qualified management and other personnel could have a material adverse effect on the Corporation. Competition for these personnel is intense and there can be no assurance that the Corporation will be successful in this regard.

If the Corporation is unable to successfully negotiate new collective bargaining agreements with its unionized workforce, as required from time to time, it will be adversely affected.

        While the Corporation believes it has a good relationship with its unionized employees, the Corporation cannot guarantee that it will be able to successfully negotiate or renegotiate its collective bargaining agreements on terms agreeable to the Corporation. Any problems in negotiating these collective bargaining agreements could lead to higher employee costs and a work stoppage or strike, which could have a material adverse effect on the Corporation.

BUSINESS OF THE CORPORATION

General

        For a description of the business of the Corporation, see the Annual Information Form.

Canadian Environmental Requirements

Legislative and Permit Requirements

        General.    The Corporation is subject to numerous environmental protection requirements involving air and water pollution, greenhouse gas emissions, waste management, handling and use of hazardous substances, noise abatement, and land use aesthetics. These requirements are found in applicable federal and provincial laws and regulations, as well as in the approvals and permits issued in connection with the Corporation's facilities located in Canada by the regulatory agencies with jurisdiction over those facilities.

        Alberta.    The Corporation's facilities in Alberta are subject to the provisions of a number of provincial statutes. In particular, the Environmental Protection and Enhancement Act (Alberta) (the "EPEA") and underlying regulations apply to the Corporation's activities in Alberta. Additional provincial statutes which apply or might apply to the Corporation's activities in Alberta include the Water Act (Alberta) and the Dangerous Goods Transportation and Handling Act (Alberta). Collectively, these statutes and their respective regulations govern the handling, storage, use and release of essentially all hazardous substances and non-hazardous pollutants in Alberta. The EPEA also governs the granting of approvals required to operate power generation and related facilities in the province. The Corporation currently holds valid approvals under the EPEA for all of its facilities in Alberta which require such approvals. Each of these approvals contains requirements specific to the facility in respect of which it is issued and prescribes various operating criteria and thresholds which must be met at that facility on an ongoing basis. Alberta Environment, the regulatory body which administers these approvals, has a significant amount of discretion in setting the terms of such approvals, and these terms are subject to further potential modification by Alberta Environment when the approval expires and must be renewed. The Corporation is not aware of any proposed material changes in the terms of its existing approvals when they are next renewed that could have a material adverse effect on the Corporation.

        The Alberta Government recently implemented regulations requiring reductions of mercury emissions from all coal-fired generation. Emission control equipment is required to be installed by 2010. TransAlta is currently evaluating technology options. The Corporation's coal units under the Alberta PPAs are protected from these compliance costs under the change-in-law provisions of the agreements.

        Ontario.    The Environmental Protection Act (Ontario) (the "EPA") and underlying regulations apply to the Corporation's activities in Ontario. Of particular relevance to the Corporation is the recent proclamation of Regulation 397/01, known as the Emissions Trading regulation. Under this regulation, all electrical generation facilities are subject to a "cap and trade" regime whereby each is allotted a fixed number of allowances which permit it to emit a set volume of sulfur dioxide ("SO2") and nitrogen oxides ("NOx") during a particular year. If a facility's emissions in a particular year exceed its allotment for that year, that facility must acquire a sufficient number of surplus allowances on the open market to offset the excess emissions. The Corporation has applied for and has received the allotments of such allowances for its facilities for 2006, and believes at this time that the aggregate number of allowances allotted to the Corporation's facilities in Ontario are adequate to meet the Corporation's 2006 compliance requirement.

        National Climate Change.    The Canadian government has ratified the Kyoto Protocol which implies national reduction targets for greenhouse gases beginning in 2008. However, the Canadian Government has not confirmed whether it will adhere to the Kyoto targets and schedules, or implement a separate Canadian climate change program. The regulatory framework for Canada's climate change program has not yet been established, so it is impossible to estimate its impacts. However, TransAlta does anticipate some form of greenhouse gas regulation in the next one to two years.

        At a provincial level, Alberta has recently passed the Climate Change and Emissions Management Act (Alberta) (the "CCEMA"). This CCEMA provides enabling legislation for the Province to regulate greenhouse gas emissions. The jurisdictional issues and coordination between the federal and Alberta governments on this matter have yet to be determined.

        Nonetheless, as one of Canada's large final emitters of greenhouse gases, TransAlta has developed a climate change strategy which involves internal efficiency improvements, increased use of less carbon-intensive fuels, investment in international emissions offsets and reduction credits, and investment in clean coal technology. By 2005 TransAlta had reduced its worldwide greenhouse gas emissions intensity (tonnes emissions per MWh produced), by 11 per cent from 1990 levels, in spite of increasing its total power generation by approximately 77 per cent over the same period.

United States Environmental Regulation

        The following is a description of certain of the United States federal and state environmental laws, regulations and guidelines concerning the generation and transmission of electrical and thermal energy and surface mining. In general, the Corporation's operations are subject to laws, regulations and guidelines pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. These laws can impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. The Corporation's Centralia coal mine is subject to these regulations, and may be subject to more stringent mine safety regulation in the future as a result of these developments.

Air Emissions

        General.    The Corporation's United States facilities are subject to the United States federal Clean Air Act and many state laws and regulations relating to air emissions, including laws and regulations related to carbon monoxide ("CO"), SO2, NOx, and particulate matter ("PM") and emissions contributing to the formation of ground-level ozone. As a general matter, the Corporation's generating facilities emit these pollutants at levels within the limits of currently applicable permits and other regulatory requirements. In addition to the regulatory programs described below, further legislative or administrative amendments to, or new interpretations or enforcement policies related to, the air pollution regulations are possible, including multi-pollutant legislation, regulation of greenhouse gas emissions, and amendments to the regulations governing the permitting of new or modified major sources of air pollutants.

        The EPA has proposed additional rules to govern fine particulates and regional haze. Depending on the final outcome of these rulemakings, the Corporation may be required to spend additional capital or purchase allowances, as the case may be, to comply with the rules. Until final rules are adopted, however, the Corporation cannot estimate whether any compliance requirements will be material. In addition, the United States declined to ratify the Kyoto Protocol, and as a result, does not have a federal greenhouse gas emission program. Regional programs may develop, however, including California and Washington, and compliance with such programs may require significant additional expenditures, but unless and until such programs become a reality the Corporation cannot estimate any costs associated with compliance. In June, 2006, the United States Supreme Court granted review in Massachusetts v. EPA, which case may lead to potential federal regulation of greenhouse gases under the Clean Air Act.

        Mercury.    On March 18, 2005, the EPA issued the Clean Air Mercury Rule ("CAMR"), creating a market-based cap-and-trade program that will reduce nationwide coal-fired utility emissions of mercury in two distinct phases. In the first phase of the program, which will come into effect in 2010, the annual nationwide cap is 38 tons and emissions may be reduced by taking advantage of "co-benefit" reductions; that is, mercury reductions achieved by reducing sulfur dioxide and nitrogen oxides emissions under other regulatory programs. In the second phase, which takes effect in 2018, coal-fired power plants will be subject to a second annual cap, which will reduce emissions nationwide to 15 tons upon full implementation. States may join the trading program by adopting the CAMR model trading rule in state regulations, or they may adopt regulations that mirror the necessary components of the model trading rule. States are not required to adopt a cap-and-trade program and may promulgate alternative regulations, such as command and control regulations, that are equivalent to or more stringent than the CAMR's suggested cap-and-trade program. Any program adopted by a state must be approved by the EPA.

        Contemporaneous with the adoption of the CAMR, the EPA rescinded its previous finding that mercury emissions from coal-fired electric generating units were required to be regulated pursuant to Section 112 of the federal Clean Air Act. Litigation has already been filed challenging the EPA's rescission action and claiming that the agency should have imposed technology-based limitations on mercury emissions instead of adopting a market-based program. Litigation was also filed to challenge the CAMR following its publication in the Federal Register. As a result of these challenges, the CAMR rules may change in terms of substance and timetables.

        To the extent that Washington implements the CAMR by adopting a cap-and-trade program for achieving reductions in mercury emissions, the Corporation may have the option to purchase mercury emission allowances, to install control equipment (or otherwise to alter operations so as to reduce mercury emissions), or some combination thereof. However, because the mercury state implementation plans are not due until October 31, 2006 and such plans may not adopt the CAMR's cap-and-trade program, and because the Corporation cannot predict the outcome of the legal challenge to the CAMR and the EPA's decision not to regulate mercury emissions pursuant to Section 112 of the federal Clean Air Act, the full impact of this regulation currently cannot be assessed. Additional capital costs at the Centralia facility related to these regulations could be required in the future and they could be material, depending upon the final standards adopted by the EPA. The Corporation's approach to meeting these obligations will continue to be based upon an ongoing assessment of the federal requirements and market conditions.

Water Quality

        The federal Clean Water Act generally prohibits the discharge of pollutants (including heat) into any body of surface water, except in compliance with a discharge permit issued by a state environmental agency or the EPA.

        The EPA has published its "Phase II" and "Phase III" final rules under Section 316(b) of the Clean Water Act relating to the design and operation of existing cooling water intake structures, which apply to existing power plants that withdraw more than fifty million gallons of water per day and use at least 25% for cooling purposes, and small intakes, respectively. The Phase II rules are the subject of ongoing litigation, and it is reasonably likely that the Phase III rules will also become the subject of litigation. The requirements to achieve compliance with the Phase II and Phase III rules are subject to various factors, including the results of the litigation and any future litigation, but if the rules remain unchanged, the Corporation believes that neither the Phase II or Phase III rules will be applicable to its facilities; therefore, the Corporation does not expect to be required to make any material capital expenditures to comply.

Solid Waste and Toxics

        The Corporation's facilities are subject to the requirements of the federal Resource Conservation and Recovery Act and the federal Comprehensive Environmental Response, Compensation and Liability Act, along with other federal and state laws and regulations. The Corporation believes that it is substantially compliant with these requirements. In connection with the Corporation's acquisition of the Centralia facility, it assumed certain environmental liabilities. Similarly, the interest acquired by the Corporation in CE Generation, LLC, is subject to certain environmental liabilities. The Corporation does not believe the liabilities associated with solid waste, hazardous waste, contaminated properties and related matters, either individually or in the aggregate, are material.

Surface Mining

        The Corporation's surface mining operations are subject to the federal Surface Mining Control and Reclamation Act of 1977, or SMCRA, which establishes mining, environmental protection and reclamation standards for all aspects of surface mining. Mine operators must obtain SMCRA permits for authorization of certain mining operations that result in a disturbance of the surface. These requirements seek to limit the adverse impacts of coal mining and more restrictive requirements may be adopted from time to time. Mine operators must also submit a bond or otherwise secure payment of certain long-term obligations, including mine closure or reclamation costs. Surety bond costs have increased in recent years while the market terms of such bonds have generally become more unfavourable. In addition, the number of companies willing to issue surety bonds has decreased.

        The Corporation is presently working on a proposed expansion of the Centralia mine that would require, among other items, revised SMCRA and Clean Water Act Permits, as well as approval from the Army Corps of Engineers. The Army Corps of Engineers will likely require mitigation from the Corporation for impacts to wetlands in the expansion area, and the costs associated with such mitigation could be material.

United States Energy Regulation

        The Corporation's United States facilities are subject to regulation under the Federal Power Act ("FPA"), and rules and regulations of the Federal Energy Regulatory Commission ("FERC"). FERC regulation under the FPA includes approval of the disposition of FERC-jurisdictional utility property, authorization of the issuance of securities by public utilities, regulation of the rates, terms and conditions for the transmission or sale of electric energy at wholesale in interstate commerce, and the regulation of interlocking directorates The Corporation's operations and projects may further be subject to the jurisdiction of other federal agencies and/or state utility commissions.

        Under the FPA and FERC's regulations, the wholesale sale of power at market-based or cost-based rates requires that the seller have authorization issued by FERC to sell power at wholesale pursuant to a FERC-accepted rate schedule. FERC grants market-based rate authorization based on several criteria, including a showing that the seller and its affiliates lack market power in generation and transmission, that the seller and its affiliates cannot erect other barriers to market entry and that there is no opportunity for abusive transactions involving regulated affiliates of the seller. All of the Corporation's affiliates that own domestic power plants as well as the Corporation's power marketing companies that operate in the United States are authorized by FERC to make wholesale sales of power at market-based rates.

        The Energy Policy Act of 2005 ("EPAct of 2005"), enacted in August 2005, amended the FPA, and also repealed the Public Utility Holding Company Act of 1935, pursuant to which the SEC previously had substantial regulatory authority over public utility holding companies. EPAct of 2005, among other things, transferred regulatory oversight of such holding companies from the SEC to the FERC. The Corporation's facilities are currently exempt from holding company regulation. EPAct of 2005 also contained provisions intended to prohibit manipulation of the electric energy markets and increase the ability of FERC to enforce and promote entities' compliance with the statutes, orders, rules, and regulations that FERC administers. To implement the market manipulation provision of EPAct 2005, FERC issued final rules in early 2006 making it unlawful for any entity, in connection with the purchase or sale of electricity, or the purchase or sale of electric transmission service under FERC's jurisdiction, to (1) use or employ any devise, scheme or artifice to defraud; (2) make any untrue statements of a material fact, or omit to state a material fact needed in order to make a statement not misleading; or (3) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any entity. EPAct of 2005 also enhanced FERC's enforcement authorities by, among other things, increasing the maximum civil penalty FERC may assess under the Natural Gas Act or Part II of the FPA to $1,000,000 per violation for each day that the violation continues, and expanding the scope of the criminal provisions of the FPA by increasing the maximum fines and increasing the maximum imprisonment time. Accordingly, in the future, violations of the FPA and FERC's regulations could potentially have more serious consequences than in the past.

        The Corporation cannot predict what effect other provisions of EPAct of 2005 and FERC's regulations implementing them may have on the Corporation's business until FERC promulgates final rules implementing all of EPAct of 2005's provisions and any appeals of such rules are concluded. Failure by the Corporation or its projects to comply with applicable federal or state laws and regulations, and/or failure to comply with the terms and conditions of any permits, licenses or other governmental authorizations could subject the Corporation to civil or criminal fines or penalties, including refunds, or other regulatory action which might be materially adverse to the operation of the Corporation's business, results of operations and financial condition.

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon for the Corporation by McCarthy Tétrault LLP, Calgary, Alberta, Canada, and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon for the Corporation by Latham & Watkins LLP, New York, New York. In addition, certain legal matters relating to United States law in connection with the offering of Securities will be passed upon for any underwriters, dealers or agents by Shearman & Sterling LLP, Toronto, Ontario, Canada.

        The partners and associates of McCarthy Tétrault LLP, as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Corporation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC either separately or exhibits to the Registration Statement of which this Prospectus forms a part: the documents listed herein under "Documents Incorporated by Reference" and "Certain Available Information"; the consent of Ernst & Young LLP, Chartered Accountants; certain powers of attorney; the Indenture; appointment of agent for service of process and undertaking on Form F-X; and the Statement of Eligibility of the Trustee on Form T-1.

ENFORCEMENT OF CIVIL LIABILITIES

        The Corporation is a Canadian corporation, and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. The Corporation has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York arising from this offering. However, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United Stated federal and state securities laws.

US$1,000,000,000

TransAlta Corporation

Common Shares

First Preferred Shares

Debt Securities

Warrants

PROSPECTUS

                        , 2006

PART II

INFORMATION NOT REQUIRED TO
BE DELIVERED TO OFFEREES
OR PURCHASERS

INDEMNIFICATION

        The Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. However, the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions in (a) and (b) below. The Registrant may not indemnify an individual unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant may with the approval of a court, indemnify an individual referred to above, or advance money's for the cost, charges and expenses of a proceeding, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual is entitled to indemnity from the Registrant in respect of costs, charges and expenses, reasonably incurred by the individual in the defence of any civil, criminal, administrative or other proceeding to which the individual is subject because of the individuals association with the Registrant or other entity referred to above, if the individual seeking indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and if the individual fulfills the conditions set out in (a) and (b) above.

        A by-law of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the Canada Business Corporation Act ("CBCA") or otherwise by law.

        The Registrant maintains a directors' and officers' liability policy which provides coverage to the Registrant for all directors' and officers' related claims, losses and cost in any year, subject to policy limits and deductibles.

        The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified to the fullest extent permitted by the CBCA. Pursuant to the terms of these agreements the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 10 years thereafter.

        The Registrant expects that any underwriting agreement pursuant to which it sells securities covered by this Registration Statement will contain provisions under which the Registrant will indemnity the underwriters, their directors, officers, controlling persons and other persons from various liabilities including liabilities under the Securities Act of 1933, as amended.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit 4.1	Renewal Annual Information Form of TransAlta Corporation, dated March 22, 2006, for the year ended December 31, 2005 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.2
Audited Consolidated Financial Statements of TransAlta Corporation, for the years ended December 31, 2005 and 2004 together with the related notes thereto and the auditors' reports thereon (incorporated by reference to exhibit 13.2 and 13.4 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.3
Management's Discussion and Analysis for the fiscal year ended December 31, 2005 (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.4	Management proxy/information circular dated March 10, 2006 (incorporated by reference to exhibit 99.1 to TransAlta Corporation's Form 6-K filed on March 24, 2006, File No. 001-15214).
Exhibit 4.5	Management's Discussion and Analysis for the three and six month period ended June 30, 2006 (incorporated by reference to TransAlta Corporation's Form 6-K filed on July 26, 2006, File No. 001-15214).
Exhibit 4.6
Unaudited Consolidated Interim Financial Statements of TransAlta Corporation, for the three and six month period ended June 30, 2006 (incorporated by reference to exhibit 2 to TransAlta Corporation's Form 6-K filed on July 26, 2006, File No. 001-15214).
Exhibit 5.1	Consent of Ernst & Young LLP.
Exhibit 6.1	Power of Attorney (included on Page III-3 of this Registration Statement).
Exhibit 7.1
Indenture between TransAlta Corporation and The Bank of New York, as trustee, dated June 25, 2002 (incorporated by reference to exhibit 1 to TransAlta Corporation's Form 6-K filed on June 26, 2002, File No. 001-15214).
Exhibit 7.2
Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to exhibit 7.2 to TransAlta Corporation's Registration Statement on Amendment No. 1 to Form F-10, dated May 14, 2002, File No. 333-87762).

PART III

UNDERTAKING AND CONSENT TO
SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

        Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 5, 2006.

TRANSALTA CORPORATION (Registrant)
By:	/s/ MARYSE C. ST.-LAURENT Name: Maryse C. St.-Laurent Title: Corporate Secretary

III-2

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Stephen G. Snyder and Brian Burden, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his on their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as of October 5, 2006.

Signature	Title
/s/ STEPHEN G. SNYDER Stephen G. Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ BRIAN BURDEN Brian Burden	Executive Vice President, and Chief Financial Officer (Principal Financial Officer)
/s/ JEFFERY CURRAN Jeffery Curran	Vice President and Comptroller (Principal Accounting Officer)
/s/ WILLIAM D ANDERSON William D Anderson	Director
/s/ STANLEY J. BRIGHT Stanley J. Bright	Director
/s/ TIMOTHY W. FAITHFULL Timothy W. Faithfull	Director
/s/ GORDON D. GIFFIN Gordon D. Giffin	Director
/s/ C. KENT JESPERSEN C. Kent Jespersen	Director
/s/ MICHAEL M. KANOVSKY Michael M. Kanovsky	Director
/s/ DONNA S. KAUFMAN Donna S. Kaufman	Director
/s/ GORDON LACKENBAUER Gordon Lackenbauer	Director

III-3

Signature	Title
/s/ MARTHA C. PIPER Martha C. Piper	Director
/s/ LUIS VAZQUEZ SENTIES Luis Vazquez Senties	Director

III-4

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in their capacity as the duly Authorized Representative of the Registrant in the United States on October 5, 2006.

TRANSALTA USA INC.
By:	/s/ MARYSE C. ST.-LAURENT Name: Maryse C. St.-Laurent Title: Vice-President and Assistant Secretary

III-5

INDEX TO EXHIBITS

Exhibit 4.1	Renewal Annual Information Form of TransAlta Corporation, dated March 22, 2006, for the year ended December 31, 2005 (incorporated by reference to exhibit 13.1 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.2
Audited Consolidated Financial Statements of TransAlta Corporation, for the years ended December 31, 2005, and 2004 together with the related notes thereto and the auditors' reports thereon (incorporated by reference to exhibit 13.2 and 13.4 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.3
Management's Discussion and Analysis for the fiscal year ended December 31, 2005 (incorporated by reference to exhibit 13.3 to TransAlta Corporation's Form 40-F filed on March 24, 2006, File No. 001-15214).
Exhibit 4.4	Management proxy/information circular dated March 10, 2006 (incorporated by reference to exhibit 99.1 to TransAlta Corporation's Form 6-K filed on March 24, 2006, File No. 001-15214).
Exhibit 4.5	Management's Discussion and Analysis for the three and six month period ended June 30, 2006 (incorporated by reference to TransAlta Corporation's Form 6-K filed on July 26, 2006, File No. 001-15214).
Exhibit 4.6
Unaudited Consolidated Interim Financial Statements of TransAlta Corporation, for the three and six month period ended June 30, 2006 (incorporated by reference to exhibit 2 to TransAlta Corporation's Form 6-K filed on July 26, 2006, File No. 001-15214).
Exhibit 5.1	Consent of Ernst & Young LLP.
Exhibit 6.1	Power of Attorney (included on Page III-3 of this Registration Statement).
Exhibit 7.1
Indenture between TransAlta Corporation and The Bank of New York, as trustee, dated June 25, 2002 (incorporated by reference to exhibit 1 to TransAlta Corporation's Form 6-K filed on June 26, 2002, File No. 001-15214).
Exhibit 7.2
Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to exhibit 7.2 to TransAlta Corporation's Registration Statement on Amendment No. 1 to Form F-10, dated May 14, 2002, File No. 333-87762).

III-6

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
DOCUMENTS INCORPORATED BY REFERENCE
CERTAIN AVAILABLE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE CORPORATION
RECENT DEVELOPMENTS
USE OF PROCEEDS
CHANGES IN CONSOLIDATED CAPITALIZATION
INTEREST COVERAGE RATIOS
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
RISK FACTORS
BUSINESS OF THE CORPORATION
LEGAL MATTERS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEMENT OF CIVIL LIABILITIES